Exhibit 10.6

TENNANT COMPANY

NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

(As Amended and Restated Effective May 6, 2004)

1.                                       Purpose.  The purpose of this Non-Employee Director Stock Option Plan (the “Plan”) is to promote the interests of Tennant Company, a Minnesota corporation (the “Company”), and its shareholders by providing non-employee directors of the Company with an opportunity to acquire a proprietary interest in the Company and thereby provide an additional incentive to put forth maximum effort for the continued success and growth of the Company.  In addition, the opportunity to acquire a proprietary interest in the Company will aid in attracting and retaining non-employee directors of outstanding ability.

2.                                       Administration.

(a)                                  General.  This Plan shall be administered by a the Company’s Board of Directors (the “Board”).  The Board shall have the power, subject to the limitations contained in this Plan, to fix any terms and conditions for the grant or exercise of any award under this Plan.  Subject to the provisions of this Plan, the Board may from time to time adopt such rules for the administration of this Plan as it deems appropriate.  The decision of the Board on any matter affecting this Plan or the rights and obligations arising under this Plan or any award granted hereunder, shall be final, conclusive and binding upon all persons, including without limitation the Company, shareholders and optionees.

(b)                                 Indemnification. To the full extent permitted by law, (i) no member of the Board shall be liable for any action or determination taken or made in good faith with respect to this Plan or any award granted hereunder and (ii) the members of the Board shall be entitled to indemnification by the Company against and from any loss incurred by such member or person by reason of any such actions and determinations.

3.                                       Shares.  The shares that may be made subject to options granted under this Plan shall be authorized and unissued shares of Common Stock of the Company, par value $.375 per share (“Shares,” and each individually a “Share”), and they shall not exceed 150,000 Shares in the aggregate, subject to adjustment as provided in paragraph 12, below, except that, if any option lapses or terminates for any reason before such option has been completely exercised, the Shares covered by the unexercised portion of such option may again be made subject to options granted under this Plan.

4.                                       Eligible Participants. Stock options may be granted under this Plan to any director of the Company who is not an employee of the Company or any parent or subsidiary thereof (a “non-employee director”).  References herein to “employed,” “employment” and similar terms (except “employee”) shall refer to the providing of services as a director.

5.                                       Terms and Conditions of Director Options.

(a)                                  Discretionary Grants.  Subject to the terms and conditions of this Plan, the Board may, from time to time during the term of this Plan, grant to any non-employee director options to purchase such number of Shares of the Company on such terms and conditions as the Board may determine.  In determining the non-employee directors to whom options shall be granted and the number of Shares to be covered by each option, the Board may take into account the nature of the services rendered by the respective non-employee directors, their present and potential contributions to the success of the Company, and such other factors as the Board in its sole discretion may deem relevant.  The date and time of approval by the Board of the granting of an option shall be considered the date and the time of the grant of such option.  The maximum number of Shares subject to options that may be granted to any one non-employee director under the Plan in any fiscal year of the Company (including options granted under subparagraph 5(b)) may not exceed 10,000 Shares (subject to adjustment pursuant to paragraph 12 hereof).

(b)                                 Scheduled Grants.  On the day following each annual meeting of the shareholders of the Company (commencing with the annual meeting to be held in 2005), the Company shall grant to each then incumbent non-employee director an option to purchase 1,000 Shares.  With respect to any non-employee director who is elected or appointed to the Board on a date other than the date of an annual meeting of shareholders (including any non-employee director who is first elected or appointed to the Board between the annual meetings held in 2004 and 2005), the Company shall grant to such non-employee director on the day following his or her first being so elected or appointed to the Board an option to purchase a number of shares equal to the product (rounded up to the next 100 shares) obtained by multiplying 1,000 by a fraction (x) the numerator of which is the number of days from the date such non-employee director is first elected or appointed to the Board to the date of the next scheduled annual meeting of shareholders and (y) the denominator of which is 365.  Subject to the limitation contained in subparagraph 5(a) as to the maximum annual aggregate grant to any one individual, the Board may increase or decrease the number of shares to be granted to non-employee directors on any date pursuant to this said paragraph 5(b).

(c)                                  Purchase Price.  The purchase price of each Share subject to an option granted pursuant to this paragraph 5 shall be 100% of the Fair Market Value of a Share on the date of grant.

(d)           Vesting.  With respect to any option granted under subparagraph 5(a), the option agreement provided for in paragraph 6 relating to such option shall specify when such option shall become exercisable.  With respect to any option granted under subparagraph 5(b), such option shall become exercisable cumulatively as to 33% of the shares subject thereto on the date of each of the first through the third annual meetings of shareholders of the Company following the date of grant thereof or, with respect to options granted on any date other than the day following an annual meeting of shareholders, on each of the first through the third anniversaries of the date of grant.  Notwithstanding the foregoing or the provisions of any option agreement, the Board may, in its sole discretion, declare at any time that any option granted under this Plan shall be immediately exercisable.

(e)                                  Termination.  Each option granted pursuant to this paragraph 5 shall expire, and all rights to purchase Shares thereunder shall terminate, on the earliest of:

(i)                                     ten years after the date such option is granted or on such date prior thereto as may be fixed by the Board on or before the date such option is granted;

(ii)                                  the expiration of the period after the termination of the optionee’s service as a non-employee director within which the option is exercisable as specified in paragraph 9(b) (provided that the Board may, in any option agreement provided for in paragraph 6 or by Board action with respect to any outstanding option, extend the periods specified in paragraph 9(b)); or

(iii)                               the date, if any, fixed for cancellation pursuant to paragraph 10(c) or 11 below.

6.                                       Option Agreements.  All options granted under this Plan shall be evidenced by a written agreement in such form or forms as the Board may from time to time determine.

7.                                       Fair Market Value.  For purposes of this Plan, the “Fair Market Value” of a Share at a specified date shall, unless otherwise expressly provided in this Plan, mean the closing sale price of a Share on the date immediately preceding such date or, if no sale of Shares shall have occurred on that date, on the next preceding day on which a sale of Shares occurred, on the Composite Tape for New York Stock Exchange listed shares or, if Shares are not quoted on the Composite Tape for New York Stock Exchange listed shares, on the Nasdaq National Market or any similar system then in use or, if Shares are not included in the Nasdaq National Market or any similar system then in use, the mean between the closing “bid” and the closing “asked” quotation of a Share on the date immediately preceding the date as of which such Fair Market Value is being determined, or, if no closing bid or asked quotation is made on that date, on the next preceding day on which a quotation is made, on the Nasdaq SmallCap Market or any similar system then in use, provided that if the Shares in question are not quoted on any such system, Fair Market Value shall be what the Board determines in good faith to be 100% of the fair market value of a Share as of the date in question.  Notwithstanding anything stated in this paragraph 7, if the applicable securities exchange or system has closed for the day by the time the determination is being made, all references in this paragraph to the date immediately preceding the date in question shall be deemed to be references to the date in question.

8.                                       Manner of Exercise of Options.  A person entitled to exercise an option granted under this Plan may, subject to its terms and conditions and the terms and conditions of this Plan, exercise it in whole at any time, or in part from time to time, by delivery to the Company at its principal executive office, to the attention of its Vice President, Personnel Resources, of written notice of exercise, specifying the number of Shares with respect to which the option is being exercised.  The purchase price of the Shares with respect to which an option is being exercised shall be payable in full at the time of exercise, provided that, to the extent permitted by law, the holder of an option may simultaneously exercise an option and sell all or a portion of the Shares thereby acquired pursuant to a brokerage or similar relationship and use the proceeds from such sale to pay the purchase price of such Shares.  The purchase price of each Share on the exercise of any option shall be paid in full in cash (including check, bank draft or money order) or, at the discretion of the person exercising the option, by delivery to the Company of unencumbered Shares, by a reduction in the number of Shares delivered upon exercise of the option, or by a combination of cash and such Shares (in each case such Shares having an aggregate Fair Market Value on the date of exercise equal to the amount of the purchase price being paid through such delivery or reduction of Shares); provided, however, that no person shall be permitted to pay any portion of the purchase price with Shares if the Board, in its sole discretion, determines that payment in such manner is undesirable.  The granting of an option to a person shall give such person no rights as a shareholder except as to Shares issued to such person.

9.                                       Transferability and Termination of Employment.

(a)                                  Transferability.  During the lifetime of an optionee, only such optionee or his or her guardian or legal representative may exercise options granted under this Plan, and no option granted under this Plan shall be assignable or transferable by the optionee otherwise than by will or the laws of descent and distribution or pursuant to a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder; provided, however, that any optionee may transfer a non-statutory stock option granted under this Plan to a member or members of his or her immediate family (i.e., his or her children, grandchildren and spouse) or to one or more trusts for the benefit of such family members or partnerships in which such family members are the only partners, if (i) the option agreement with respect to such options expressly so provides either at the time of initial grant or by amendment to an outstanding option agreement and (ii) the optionee does not receive any consideration for the transfer.  Any options held by any such transferee shall continue to be subject to the same terms and conditions that were applicable to such options immediately prior to their transfer and may be exercised by such transferee only as and to the extent that such option has become exercisable and has not terminated in accordance with the provisions of the Plan and the applicable option agreement.  For purposes of any provision of this Plan relating to notice to an optionee or to vesting or termination of an option upon the death, disability or termination of employment of an optionee, the references to “optionee” shall mean the original grantee of an option and not any transferee.

(b)                                 Termination of Employment.  In the event that an optionee ceases to be employed as a non-employee director by reason of

(i)                                     death,

(ii)                                  disability preventing continued service,

(iii)                               retirement from the Board in accordance with the policy of the Company, if any, on retirement of non-employee directors then in effect, or

(iv)                              termination of service as a non-employee director by reason of (x) resignation at the request of the Board (other than for gross misconduct, as determined by the Board) (y) the director’s failure to have been nominated for re-election to the Board (unless such failure results from the non-employee director’s unwillingness to continue to serve) or to have been re-elected by the shareholders of the Company, or

(v)                                 the director’s removal by the shareholders of the Company

then any option granted to such optionee that was not previously exercisable shall become immediately exercisable in full if the optionee shall have been continuously employed by the Company or a parent or subsidiary thereof between the date such option was granted and the date of such termination of service and such option shall continue to be exercisable for five years after termination of such optionee’s employment.  If an optionee’s employment terminates in any manner other than as provided for in the preceding sentence, any option granted to such optionee shall terminate immediately upon such termination of employment.

(c)                                  Right to Terminate Employment.  Nothing contained in this Plan, or in any option granted pursuant to this Plan, shall confer upon any optionee any right to continued employment by the Company or limit in any way the right of the Company to terminate such optionee’s employment at any time.

(d)                                 Expiration Date.  In no event shall any option be exercisable at any time after the time it shall have expired in accordance with paragraph 5(e) of this Plan.  When an option is no longer exercisable, it shall be deemed to have lapsed or terminated and will no longer be outstanding.

10.                                 Change in Control.

(a)                                  For purposes of this Plan, a “Change in Control” of the Company shall be deemed to occur if any of the following occur:

(i)                                     Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) acquires or becomes a “beneficial owner” (as defined in Rule 13d-3 or any successor rule under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors (“Voting Securities”), provided, however, that the following shall not constitute a Change in Control pursuant to this paragraph (a)(1):

(A)                              any acquisition or beneficial ownership by the Company or a Subsidiary;

(B)                                any acquisition or beneficial ownership by any employee benefit plan (or related trust) sponsored or maintained by the Company or one or more of its Subsidiaries;

(C)                                any acquisition or beneficial ownership by any corporation with respect to which, immediately following such acquisition, more than 70% of both the combined voting power of the Company’s then outstanding Voting Securities and the Shares of the Company is then beneficially owned, directly or indirectly, by all or substantially all of the persons who beneficially owned Voting Securities and Shares of the Company immediately prior to such acquisition in substantially the same proportions as their ownership of such Voting Securities and Shares, as the case may be, immediately prior to such acquisition;

(ii)                                  A majority of the members of the Board of Directors of the Company shall not be Continuing Directors. “Continuing Directors” shall mean:  (A) individuals who, on the date hereof, are directors of the Company, (B) individuals elected as directors of the Company subsequent to the date hereof for whose election proxies shall have been solicited by the Board of Directors of the Company or (C) any individual elected or appointed by the Board of Directors of the Company to fill vacancies on the Board of Directors of the Company caused by death or resignation (but not by removal) or to fill newly-created directorships;

(iii)          Approval by the shareholders of the Company of a reorganization, merger or consolidation of the Company or a statutory exchange of outstanding Voting Securities of the Company, unless immediately following such reorganization, merger, consolidation or exchange, all or substantially all of the persons who were the beneficial owners, respectively, of Voting Securities and Shares of the Company immediately prior to such reorganization, merger, consolidation or exchange beneficially own, directly or indirectly, more than 70% of, respectively, the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors and the then outstanding shares of common stock, as the case may be, of the corporation resulting from such reorganization, merger, consolidation or exchange in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, consolidation or exchange, of the Voting Securities and Stock of the Company, as the case may be; or

(iv)                              Approval by the shareholders of the Company of (x) a complete liquidation or dissolution of the Company or (y) the sale or other disposition of all or substantially all of the assets of the Company (in one or a series of transactions), other than to a corporation with respect to which, immediately following such sale or other disposition, more than 70% of, respectively, the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and the then outstanding shares of common stock of such corporation is then beneficially owned, directly or indirectly, by all or substantially all of the persons who were the beneficial owners, respectively, of the Voting Securities and Shares of the Company immediately prior to such sale or other disposition in substantially the same proportions as their ownership, immediately prior to such sale or other disposition, of the Voting Securities and Shares of the Company, as the case may be.

(b)                                 Acceleration of Vesting.  Notwithstanding anything in subparagraph 5(d) above to the contrary, if a Change of Control of the Company shall occur, then, without any action by the Board, each option granted under this Plan and not already exercised in full or otherwise terminated, expired or canceled shall become immediately exercisable in full.

(c)                                  Cash Payment.  If a Change in Control of the Company shall occur, then, so long as a majority of the members of the Board are Continuing Directors, the Board, in its sole discretion, and without the consent of the holder of any option affected thereby, may determine that some or all outstanding options shall be cancelled as of the effective date of any such Change in Control and that the holder or holders of such cancelled options shall receive, with respect to some or all of the Common Shares subject to such options, as of the date of such cancellation, cash in an amount, for each Share subject to an option, equal to the excess of the per Share Fair Market Value of such Shares immediately prior to such Change in Control of the Company over the exercise price per Share of such options.

(d)                                 Limitation on Change in Control Payments.  Notwithstanding anything in subparagraph 10(b) or 10(c) above or paragraph 11 below to the contrary, if, with respect to an optionee, the acceleration of the exercisability of an option or the payment of cash in exchange for all or part of an option as provided in subparagraph 10(b) or 10(c) above or paragraph 11 (which acceleration or payment could be deemed a “payment” within the meaning of Section 280G(b)(2) of the Code), together with any other payments which such optionee has the right to receive from the Company or any corporation which is a member of an “affiliated group” (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code), then such acceleration of exercisability and payments pursuant to subparagraph 10(b) or 10(c) above or paragraph 11 shall be reduced to the largest amount as, in the sole judgment of the Board, will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code.

11.                                 Dissolution, Liquidation, Merger.  In the event of (a) the proposed dissolution or liquidation of the Company, (b) a proposed sale of substantially all of the assets of the Company or (c) a proposed merger, consolidation of the Company with or into any other entity, regardless of whether the Company is the surviving corporation, or a proposed statutory share exchange with any other entity (the actual effective date of the dissolution, liquidation, sale, merger, consolidation or exchange being herein called an “Event”), the Board may, but shall not be obligated to, either (i) if the Event is a merger, consolidation or statutory share exchange, make appropriate provision for the protection of outstanding options granted under this Plan by the substitution, in lieu of such options, of options to purchase appropriate voting common stock (the “Survivor’s Stock”) of the corporation surviving any such merger or consolidation or, if appropriate, the parent corporation of the Company or such surviving corporation, or, alternatively, by the delivery of a number of shares of the Survivor’s Stock which has a Fair Market Value as of the effective date of such merger, consolidation or statutory share exchange equal to the product of (x) the excess of (A) the Event Proceeds per Share (as hereinafter defined) covered by the option as of such effective date over (B) the exercise price per Share of the Shares subject to such option, times (y) the number of Shares covered by such option or (ii) declare, at least twenty days prior to the Event, and provide written notice to each optionee of the declaration, that each outstanding option, whether or not then exercisable, shall be canceled at the time of, or immediately prior to the occurrence of, the Event (unless it shall have been exercised prior to the occurrence of the Event).  In connection with any declaration pursuant to clause (ii) of the preceding sentence, the Board may, but shall not be obligated to, cause payment to be made, within twenty days after the Event, in exchange for each cancelled option to each holder of an option that is cancelled, of cash equal to the amount (if any), for each Share covered by the canceled option, by which the Event Proceeds per Share (as hereinafter defined) exceeds the exercise price per Share covered by such option.  At the time of any declaration pursuant to clause (ii) of the first sentence of this paragraph 11, each option that has not previously expired pursuant to subparagraph 5(e)(i) or 5(e)(ii) of this Plan or been cancelled pursuant to paragraph 10(c) of this Plan shall immediately become exercisable in full and each holder of an option shall have the right, during the period preceding the time of cancellation of the option, to exercise his or her option as to all or any part of the Shares covered thereby.  In the event of a declaration pursuant to clause (ii) of the first sentence of this paragraph 11, each outstanding option granted pursuant to this Plan that shall not have been exercised prior to the Event shall be canceled at the time of, or immediately prior to, the Event, as provided in the declaration, and this Plan shall terminate at the time of such cancellation, subject to the payment obligations of the Company provided in this paragraph 11.  Notwithstanding the foregoing, no person holding an option shall be entitled to the payment provided in this paragraph 11 if such option shall have expired pursuant to subparagraph 5(e)(i) or 5(e)(ii) of this Plan or been cancelled pursuant to paragraph 10(c) of this Plan.  For purposes of this paragraph 11, “Event Proceeds per Share” shall mean the cash plus the fair market value, as determined in good faith by the Board, of  the non-cash consideration to be received per Share by the shareholders of the Company upon the occurrence of the Event.

12.                                 Adjustments.  In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, or extraordinary dividend or divestiture (including a spin-off), or any other change in the corporate structure or Shares of the Company, the Board (or if the Company does not survive any such transaction, the Board of Directors of the surviving corporation) may, without the consent of any holder of an option, make such adjustment as it determines in its discretion to be appropriate as to the number and kind of securities subject to and reserved under this Plan and, in order to prevent dilution or enlargement of rights of participants in this Plan, the number and kind of securities issuable upon exercise of outstanding options and the exercise price thereof.

13.                                 Compliance With Legal Requirements.  No certificate for Shares distributable under this Plan shall be issued and delivered unless the issuance of such certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended, and the Exchange Act.

14.                                 Governing Law.  To the extent that federal laws do not otherwise control, this Plan and all determinations made and actions taken under this Plan shall be governed by the laws of the State of Minnesota, without regard to the conflicts of law provisions thereof, and construed accordingly.

15.                                 Amendment and Discontinuance of Plan.  The Board may at any time amend, suspend or discontinue this Plan; provided, however, that no amendment to this Plan shall, without the consent of the holder of the option, alter or impair any option previously granted under this Plan.  To the extent considered necessary to comply with applicable provisions of the Code, any such amendments to this Plan may be made subject to approval by the shareholders of the Company.

16.                                 Term.

(a)                                  Effective Date.  This Plan originally became effective as of January 1, 1997.  This amendment and restatement of the Plan is effective May 6, 2004.

(b)                                 Termination.  This Plan shall remain in effect until all Shares subject to it are distributed or this Plan is terminated under paragraph 15 above.